SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                  July 19, 2004
                                  ---- --- ----
                 Date of Report (Date of earliest event reported)


                               VIKING SYSTEMS, INC.
                               ------ -------- ----
                (Name of Small Business Issuer as specified in its charter)

                Nevada                                  86-0913802
                ------                                  ----------
      (State or other jurisdiction of                 (I.R.S. employer
     incorporation or organization                   identification No.)

                            SEC File Number 000-49636

                       7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                        (Address of principal executive offices)

           Registrant's telephone no., including area code: (858) 456-6608


                  _________________________NA_________________________
                            (Former name or former address)



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In this current report references to "Viking," "we," "us," and "our" refer to
Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

Business of Viking Systems, Inc.

     Viking is focused on developing a portfolio of medical products, technologies and services that serve the needs of the surgical environment. Through its anticipated development capabilities, targeted acquisitions and a network of business alliances, Viking intends to position itself as a leader in integrated information, visualization and surgical control solutions. We completed our first acquisition on April 15, 2004, when we acquired the assets of Vista Medical Technologies, Inc.'s visualization business segment. We reported on this acquisition in previous Form 8-K's that were filed with the Securities and Exchange Commission. We intend to attempt to acquire additional medical product or devices companies and technologies in the future.

Appointment of New Director

     On July 26, 2004, Viking's Board of Directors voted to increase the size of the Board from four members to five members. The Board of Directors also voted to appoint Dr. Nathan Harrison a director to fill the vacancy existing as the result of increase in the size of the Board of Directors from four to five members. Information about Dr. Harrison is as follows:

          Dr. Harrison began practicing medicine in 1969 after graduating from the University of Illinois College of Medicine. In 1977 he founded Obstetrics/Gynecology Associates, Medical Group, Inc. and was President of this practice group from 1981 to 1999. During this time, he also served as Chief of Staff and a director of Sharp Memorial Hospital. He has been a member of the Physicians Advisory Committee for Prudential Insurance, CIGNA Insurance and Aetna/US Health. Since retiring from active practice in 1999, Dr. Harrison has been the Medical Director of Dunhill Marketing and Insurance, Inc. From 1970 to 1972 he was a flight surgeon in the US Army. Dr. Harrison is also a member of several medical societies.


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Employment Agreement with Thomas B. Marsh

     On July 26, 2004, Viking's Board of Directors, at the recommendation of the Compensation Committee, approved the terms of an Employment Agreement to be entered into by the Company and our President, Thomas B. Marsh. A copy of the agreement is attached hereto as an exhibit. The agreement is for a term of two years with an annual salary of $180,000. The agreement is deemed to be effective as of April 12, 2004.

Additional Capital

     Viking has completed the sale of 1,250,000 shares of our common stock for $500,000 in a non-public offering. The shares were sold to 16 persons, most of whom were accredited investors as that term is defined in Regulation D, promulgate under the Securities Act of 1933, as amended. The sixteen investors included current shareholder Donald E. Tucker and Robert Tierney, Viking's National Sales Manager. The offering proceeds will be used for repayment of debt and for working capital.

Consulting Agreement with Lonna Williams

     On August 2, 2004, Viking entered into a consulting agreement with Medical Market, Inc., and its president Lonna Williams. Ms. Williams will serve as our Vice President, Sales and Marketing for all Viking business units. In September when she commences full time employment with us, she will be paid an annual salary of $150,000 and will be issued an incentive stock option for 150,000 shares exercisable at $.40 per share. Ms. Williams will provide services to us on a part time consulting basis until she commences full time employment. Information about Ms. Williams is as follows:

          Lonna William has 20 years of experience in marketing, sales and business development in the field of medical diagnostics, devices and pharmaceuticals and has held executive level positions in several companies. She has experience in marketing the convergence of technologies and products including devices with diagnostics and pharmaceuticals with diagnostics. Ms. Williams has brought over 25 new products to market and commercialized four novel technologies. She has experience in identifying and developing new markets and unique channels for novel technologies and health care products. Ms. Williams has held senior management positions in both large companies and startup organizations including Johnson and Johnson, Hybritech/Eli Lilly, GenProbe Inc. and LifePoint. She has also been involved in corporate acquisitions and technology licensing and has created business plans, integration and commercialization plans for the acquisitions. She graduated from the University of Southern Colorado.

Consulting Agreement with Hyacinth Resources

     On July 19th, 2004, Viking entered into a consulting agreement with Hyacinth Resources, Inc. The agreement provides that Hyacinth will provide a variety of services to Viking in an effort to increase the scope of our business. As compensation in full for the services to be rendered to Viking by Hyacinth, subject to certain performance provisions, Viking has granted Hyacinth

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options to purchase an  aggregate  of  1,000,000  shares of Viking at a price of
$.50 per share.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        10.1    Employment Agreement - Thomas B. Marsh
        10.2    Consulting Agreement - Hyacinth Resources

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 3, 2004                     VIKING SYSTEMS, INC.

                                    By /s/ Thomas B. Marsh
                                       --- ------ -- --------------------
                                          Thomas B. Marsh,
                                          President/Chairman of the Board